ARDENT ACQUISITION CORPORATION

STOCKHOLDERS AGREEMENT

This Agreement is made as of February 22, 2007, by and among Ardent Acquisition Corporation, a Delaware corporation (the “Company”), and the persons and entities listed on the signature pages hereof (the “Holders”) each of whom own shares of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”).

PREAMBLE

WHEREAS, the Company has entered into a Stock Purchase Agreement, dated October 2, 2006 (the “Purchase Agreement”), as amended on December 15, 2006, with the stockholders of Avantair, Inc. (the “Avantair Sellers”), whereby the Company will acquire all of the capital stock of Avantair, Inc., in exchange for an aggregate of 6,642,822 shares of Common Stock (subject to adjustment pursuant to the terms of the Purchase Agreement);

WHEREBY, the Company, the Avantair Sellers and the other Holders desire to ensure that certain persons are represented on the Company’s board of directors;

WHEREBY, certain of the Avantair Sellers have agreed to restrict their ability to Transfer (as defined below) the Company Stock to be received by them in connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”); and

WHEREBY, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Investors agree as follows:

Section 1. Restrictions on Transfer.

1.1 Except as otherwise provided in this Agreement, until the second anniversary of the Closing, none of BHP Partners LLC, Camelot 27, LLC (or its members), Jeffrey Kirby, John Waters or Kevin McKamey (each, a “Restricted Avantair Seller”) will sell, exchange, assign, transfer, pledge, hypothecate, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise encumber or dispose of, directly or indirectly, voluntarily or involuntarily, in any respect (each, a “Transfer”) all or any part of, or any interest in, any shares of Common Stock received by such Restricted Avantair Seller at the Closing or pursuant to Section 1.5 of the Purchase Agreement (the “Shares”), provided, however, that the foregoing restrictions shall not apply to the number of Shares (“Transferable Shares”) designated as such next to the names of certain Restricted Avantair Sellers on Schedule A hereto, and provided, further, however, the restrictions set forth in this Section 1.1 shall expire with respect to those Shares issued to BHP Partners LLC (a) as to one third of such Shares six months after the Closing Date, (b) as to another one third of such Shares on the first anniversary of the Closing Date and (c) as to the remaining one third of such Shares on the eighteen month anniversary of the Closing Date. For the avoidance of doubt, notwithstanding the foregoing, all transfers by the Restricted Avantair

Sellers shall remain subject to applicable securities laws. Any Transfer of Shares not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

1.2 Notwithstanding the provisions of Section 1.1 hereof, each Holder may Transfer Shares, with or without consideration, (i) in the case of any Holder that is a partnership, to (A) such partnership and any of its limited or general partners; (B) such partnership’s employees and subsidiaries; and (C) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged; (ii) in the case of any Holder that is a corporation, to (A) such corporation and such corporation’s employees and subsidiaries and (B) any corporation or other business organization to which such corporation shall transfer all or substantially all of its assets or with which it shall be merged; (iii) in the case of any Holder that is a limited liability company, to (A) such limited liability company and any of its members or employees; (B) such limited liability company’s subsidiaries and (C) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged; and (iv) in the case of any Holder that is an individual, to any ancestor, descendant, spouse or sibling of such Holder, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of any ancestor, descendant, spouse or sibling of such Holder, or to a trust for such Holder’s own self, or a charitable remainder trust, in each case solely in connection with estate planning activities (each, a “Permitted Transferee”), provided that each such Permitted Transferee or assignee, prior to the completion of such Transfer shall (1) agree in writing in advance with the Company to be bound by the provisions of this Agreement in the same manner as if it were a party hereto at the time of such Transfer, and (2) from and after the date of such Transfer be deemed a party hereto and a “Holder” for all purposes hereof, and the Common Stock held by such Permitted Transferee subject to the Transfer shall continue to be subject to all of the provisions of this Agreement as if still held by the assigning party.

Section 2. Voting.

2.1 Election of Directors. At any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board of Directors of the Company (the “Board”), or in any written consent executed in lieu of such a meeting, each Holder shall vote, and cause their respective Affiliates to vote, all shares of Common Stock owned, held or controlled beneficially or of record by such Holder and its Affiliates and shall take all actions within its control that are necessary to ensure the election or appointment to the Board of the following individuals:

(a) Three (3) members of the Board who shall be designated by the Avantair Sellers, who shall initially be Steven Santo, John Waters and A. Clinton Allen (the “Avantair Designees”);

(b) Three (3) members of the Board who shall be designated by Marc Klee and Barry Gordon (or their designated successors) (the “Ardent Holders”), two of whom shall initially be Barry Gordon (who shall be elected non-executive Chairman), Arthur Goldberg and Stephanie A. Cuskley (the “Purchaser Designees”); and

(c) One (1) member of the Board designated by the Avantair Sellers and subject to the approval of the Ardent Holders, who shall initially be Robert J. Lepofsky (the “Joint Designee”).

2.2 Director Independence. Until the termination of this Agreement, at least (a) one of the Avantair Designees, (b) two of the Purchaser Designees and (c) the Joint Designee shall qualify as independent directors under the terms of Section 10A-3 of the Securities Act of 1933, as amended (or any successor statute) and the rules and requirements of each securities exchange on which the Company’s securities are then listed for trading or on which the Company proposes to be listed for trading following the Closing. If any such designee ceases to qualify as an independent director, the Company and the Holders shall take such action as may be necessary to remove such designee from the Board as quickly as practicable.

2.3 Vacancies. In the event of any vacancy of any of the Avantair Designees, the Purchaser Designees or the Joint Designee on the Board, whether caused by the death, disability, retirement, resignation, removal, termination of term of office or otherwise, each Holder shall take all actions within its control that are necessary to cause the election to the Board of a replacement director designated by the applicable parties described in Section 2.1 above.

2.4 Removal. The Avantair Sellers may at any time request in writing that an Avantair Designee or the Joint Designee be removed, and the Ardent Holders may at any time request in writing that a Purchaser Designee be removed, as a member of the Board, with or without cause, and upon such written request, each Holder shall vote, and cause its Affiliates to vote, all of its Common Stock to effect such removal. Neither the Company nor any Holder nor any of their respective Affiliates shall take any action to remove any person designated pursuant to Section 2.1 hereof from the Board without the prior written consent of the parties who so designated such person.

2.5 Company Cooperation. The Company shall cooperate with the Avantair Sellers and the Ardent Holders, and take all such actions that it may lawfully take, to achieve the results intended by this Section 2.

2.6 Section 218. The Holders and the Company intend this Section 3 to constitute an enforceable voting agreement under Section 218(c) of the Delaware General Corporation Law.

Section 3. Termination of Rights. All rights and obligations under this Agreement shall terminate upon the later of (x) sixty days after the date on which the Company files its Form 10-K with the Securities and Exchange Commission with respect to the fiscal year ending June 30, 2008, and (y) the date on which either (i) Ardent’s initial stockholders (as listed in its final prospectus filed with the Securities and Exchange Commission in connection with its initial public offering) and their respective Affiliates and permitted transferees, taken as a whole, or (ii) the Avantair Sellers and their respective Affiliates and permitted transferees, taken as a whole, collectively beneficially own less that 50% of their respective percentage interest of Ardent’s capital stock immediately following the Closing (taking into account stock splits, reverse stock splits, recapitalizations, dividends and the like).

Section 4. Miscellaneous.

4.1 Legends.

(a) All certificates representing Shares (other than Transferable Shares) held by each Restricted Avantair Seller (and their Permitted Transferees) shall, in addition to such other legends as may be required, have endorsed thereon a legend to substantially the following effect:

THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON THE SALE OF THE SECURITIES, SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED FEBRUARY 22, 2007. A COPY OF SUCH AGREEMENT IS ON FILE AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS.

(b) All certificates representing shares of Common Stock held by each Avantair Seller (and their Permitted Transferees) shall, in addition to such other legends as may be required, have endorsed thereon a legend to substantially the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING COVENANT AS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED FEBRUARY 22, 2007. A COPY OF SUCH AGREEMENT IS ON FILE AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS.

4.2 Amendments. In the event that the parties contemplate any amendment to this Agreement following the Closing, the Company shall establish a special committee of its Board for the purpose of evaluating, negotiating, drafting and executing such amendment, including, without limitation, making all decisions regarding the terms, condition and execution thereof on behalf of the Company. Such special committee shall be comprised solely of directors of the Purchaser other than the Avantair Sellers (or Affiliates of the Avantair Sellers), and shall be authorized to retain its own legal and financial advisors in connection with such amendment. All costs incurred by such special committee (including reasonable professional fees and expenses payable to such special committee’s independent financial advisors and legal counsel) in connection with such amendment shall be advanced by the Company.

4.3 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

4.4 Notices, Etc. All, notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Holder, at such Holder’s address set forth on Schedule A hereto, or at such other address as such Holder shall have furnished to the Company in writing, (ii) if to the Company, 1415 Kellum Place, Suite 205, Garden City, NY 11530, Attention: Marc H. Klee, or at such other address as the Company shall have furnished to the Holders, (iii) if to the Avantair Sellers, c/o Steven Santo at the address set forth on Schedule A, and (iv) if to the Ardent Holders, to Marc Klee c/o American Fund Advisors, Inc., 71415 Kellum Place, Suite 205, Garden City, NY 11530. All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

4.5 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

4.6 Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflict of law. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the City of New York, in the State of New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).

4.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4.8 Equitable Remedies. Each of the parties hereto acknowledges and agrees that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to a temporary or permanent injunction or temporary or permanent injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being cumulative and in addition to (and not in lieu of) any other rights and remedies to which the parties are entitled to at law or in equity. Each party hereto specifically waives any claim or defense that there is an adequate remedy at law for any breach or threatened breach hereof.

4.9 Assignment of Rights. Subject to the provisions of this Agreement, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives.

4.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement.

4.11 Headings. The titles of sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ARDENT ACQUISITION CORPORATION

By:	/s/ Barry J. Gordon
Name:	Barry J. Gordon
Title:	Chief Executive Officer

BHP PARTNERS LLC

By:	/s/ Fred B. Barbara
Name:	Fred B. Barbara
Title:	Manager

CAMELOT 27, LLC

By:	/s/ Steven Santo
Name:	Steven Santo
Title:	Member

/s/ Jeffrey Kirby
Jeffrey Kirby

/s/ Kevin Mckamey
Kevin Mckamey

/s/ John Waters
John Waters

/s/ Barry J. Gordon
Barry J. Gordon

/s/ Marc H. Klee
Marc H. Klee

/s/ Arthur H. Goldberg
Arthur H. Goldberg

/s/ Harvey Granat
Harvey Granat

/s/ Alan J. Loewenstein
Alan J. Loewenstein

/s/ Robert Sroka
Robert Sroka

/s/ Robert Brill
Robert Brill

/s/ Philip Goodman
Philip Goodman